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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-99812, No. 33-99814, No. 33-99816, No. 33-99848, and No. 333-74634 of
Schweitzer-Mauduit International, Inc. and subsidiaries on Form S-8 of our report dated January 27, 2003 (January 31, 2003 as to Note 5), appearing in the Annual Report on Form 10-K of Schweitzer-Mauduit International, Inc. and subsidiaries for the year ended December 31, 2002.



DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 6, 2003